Exhibit 23.3

Consent of Independent Auditors

The Board of Directors

Ultra Clean Holdings, Inc.:

Letter of consent

We consent to the incorporation by reference in the registration statements (No. 333-114051, No. 333-123820, No. 333-135147, No. 333-141989, No. 333-151335, No. 333-158108, No. 333-165782, No. 333-167530, No. 333-188995, No. 333-219447 and No. 333-235574) on Form S-8 and registration statement (No. 333-255039) on Form S-3 of Ultra Clean Holdings, Inc. of our report dated June 10, 2021 with respect to the consolidated balance sheets of Ham-Let (Israel-Canada) Ltd. and subsidiaries as of December 31, 2020 and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity (deficit) and cash flows for the year ended December 31, 2020 and the related notes, which report appears in the Form 8-K/A of Ultra Clean Holdings, Inc. dated June 14, 2021.

Bergen (Norway),

June 14, 2021

Forum Revisjon AS

/s/ Eirik Hordvik

___________________

Certified Public accountant